UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2015

STRATEX OIL & GAS HOLDINGS, INC

(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Echo Lake Road

Watertown, CT 06795

(Address of principal executive offices)

(801) 519-8500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 27, 2015 the Company received a Notice of Event of Default; Notice of Acceleration of Obligations; Notice of Demands on its Series A and B Secured Convertible Promissory Notes. A copy of the Notice of Event of Default is attached as Exhibit 4.2. The amount due and payable on the Notes is as follows:

(A)	Series A Senior Secured Promissory Notes

Principal obligation due and payable on February 11, 2016	$9,987,650
Quarterly interest payment due October 12, 2015	$302,092

Each Series A Notes bear interest at 12% per annum and is due and payable quarterly, in arrears. Upon default of the quarterly interest payment interest may be increased to 18% per annum and the Principal obligation of the Secured Promissory Notes may be accelerated.

The Series A Notes are secured by a first lien on substantially all of the assets of the Company, including all present and future wells and working interests, on a pro-rata basis. The lien is pari-passu with the lien granted in favor of the holders of the Company’s outstanding Series B Senior Secured Convertible Promissory Notes.

(B)	Series B Senior Secured Convertible Promissory Notes

Principal obligation due and payable on June 6, 2016	$8,014,560
Quarterly interest payment due October 12, 2015	$242,413

Each Series B Notes bear interest at 12% per annum and is due and payable quarterly, in arrears. Upon default of the quarterly interest payment interest may be increased to 18% per annum and the Principal obligation of the Secured Promissory Notes may be accelerated.

The Series B Notes are secured by a first lien on substantially all of the assets of the Company, including all present and future wells and working interests, on a pro-rata basis. The lien is pari-passu with the lien granted in favor of the holders of the Company’s outstanding Series A Senior Secured Convertible Promissory Notes.

The Notice of Events of Default; Notice of Acceleration of Obligations; Notice of Demands makes the following Demands:

a)	Declares all of the Obligations on all Series Notes to be immediately due and payable and demands immediate payment of same;

b)	Demands payment of interest at the Default Rate with respect to each installment of interest paid more than 10 days late less the interest accrued and paid with respect to each such installment through the date of actual payment; and

c)	Demands that all asset sales by the Company or its subsidiaries (other than sales in the ordinary course of the Company’s or such subsidiary’s business immediately cease.

On October 27, 2015 the Company received a Notice of Default and Acceleration of Payments of Principal and Interest Due under $3,194,972 Convertible Promissory Note. A copy of the Notice of Default and Acceleration of Payments of Principal and Interest is attached as Exhibit 4.3.

ITEM 3.02 Unregistered Sales of Equity Securities.

On October 23, 2015 the Company entered into a Consulting Agreement with Eureka Petroleum, Inc. to provide consulting services in the acquisition of 300 bbls of oil per day. The Company agreed to issue 5,390,000 unregistered common shares of stock. The issue price is based upon the closing price on October 23, 2015 which was $0.01 per share.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

4.2*	Notice of Event of Default; Notice of Acceleration of Obligations; Notice of Demands on its Series A and B Secured Convertible Promissory Notes.
4.3*	Notice of Default and Acceleration of Payments of Principal and Interest Due under $3,194,972 Convertible Promissory Note

* Included herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC

By	/s/ Stephen P. Funk
Stephen P. Funk
Chief Executive Officer

Date	October 27, 2015

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